UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2005

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

                    NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On July 19, 2005, Chevron Corporation and Unocal Corporation entered into an amendment to the agreement and plan of merger by and among Unocal Corporation, Chevron Corporation and Blue Merger Sub Inc. dated April 4, 2005. The amendment provides for an increase in the consideration to be received by Unocal stockholders.

     Under the amended merger agreement, Unocal stockholders may elect to receive, for each share of Unocal stock, either $69 in cash, 1.03 shares of Chevron stock, or a combination of $27.60 in cash and 0.618 of a share of Chevron common stock. The all-cash and all-stock elections are subject to proration to preserve an overall mix of 0.618 of a share of Chevron common stock and $69 in cash for all of the outstanding shares of Unocal common stock taken together. In the aggregate, Chevron expects to issue approximately 168 million shares of Chevron stock and to pay approximately $7.5 billion in cash.

     Chevron and Unocal issued a joint press release as of July 20, 2005, which is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Information regarding Forward-Looking Statements

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Unocal shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Unocal operations into Chevron will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron’s and Unocal’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Number	Exhibit

99.1	Press release announcing Amendment to Agreement and Plan of Merger dated July 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2005

CHEVRON CORPORATION

By	/s/ M.A. Humphrey

M. A. Humphrey, Vice President and Comptroller
(Principal Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Number	Exhibit

99.1	Press release announcing Amendment to Agreement and Plan of Merger dated July 20, 2005